EXHIBIT 99.2

FOR IMMEDIATE RELEASE

SM ENERGY SCHEDULES FIRST QUARTER
2014 EARNINGS CONFERENCE CALL

DENVER, CO - April 16, 2014 - SM Energy Company (NYSE: SM) is scheduled to release details regarding its earnings for the first quarter 2014 after the close of trading on April 29, 2014. A teleconference to discuss these results and other operational matters is scheduled for April 30, 2014, at 8:00 a.m. Mountain time (10:00 a.m. Eastern time). The call participation number is 877-303-1292, and the conference ID number is 30896165. An audio replay of the call will be available approximately two hours after the call at 855-859-2056, with the conference ID number 30896165. International participants can dial 315-625-3086 to take part in the conference call, using the conference ID number 30896165, and can access a replay of the call at 404-537-3406, using conference ID number 30896165. Replays can be accessed through May 14, 2014.
This call is being webcast live and can be accessed at SM Energy Company's website at www.sm-energy.com. An audio recording of the conference call will be available at that site through May 14, 2014.

ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm‑energy.com.

SM ENERGY CONTACTS:
MEDIA:
Patty Errico, perrico@sm-energy.com, 303-830-5052

INVESTORS:
James Edwards, ir@sm-energy.com, 303-837-2444